Exhibit 99.3

1st Quarter Fiscal 2009 Results Presentation November 25, 2008 (r)

Participants Steven E. Nielsen President & Chief Executive Officer Tim Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

Forward-Looking Statements and Non- GAAP Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "estimate," "intend," "forecast," "may," "should", "could", "project," "outlook" and similar expressions identify forward-looking statements. These forward- looking statements are based on management's current expectations, estimates and projections and speak only as of the date of this presentation. Forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The factors that could affect future results and could cause these results to differ materially from those expressed in the forward-looking statements include, but are not limited to, those described under Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended July 26, 2008, and other risks outlined in the Company's periodic filings with the Securities and Exchange Commission ("SEC"). Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain "non-GAAP" financial measures as defined by SEC rules. As required by the SEC we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slide included at slide 12 of this presentation.

Q1 2009 Overview Results of $0.28 per share, non-GAAP, were above the top end of our EPS expectations Revenue up 3.7% sequentially from the 4th quarter of fiscal 2008 Year over year revenue growth of 1.3%, including approximately $15.0 million in Q1 09 for restoration work related to hurricane damage Margins improved sequentially but remain pressured year over year Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures.

Q1 2009 Telecommunications 0.788 Utility Line Locating 0.154 Electric Utilities and Other Customers 0.058 Revenue by Customer Top 5 customers representing 64.6% in Q1 2009 and 63.7% in Q1 2008 Overall revenue growth was 1.3%, with top 5 customers up approximately 2.8% and all other customers declined approximately 1.3% Revenues from Windstream and Qwest, our seventh and eighth largest customers, grew at a combined rate of approximately 58% on a year over year basis Telecommunications Underground Facility Locating Electric Utilities and Other Construction and Maintenance

Q1 2009 Backlog and Employees Current Contract Awards and Extensions Customer Area Description AT&T Orangeburg, SC 3 Year Extension - Master Construction Contract AT&T Upstate SC 3 Year Extension - Underground Facility Locating Comcast Sacramento, CA System Upgrade - Bandwidth Expansion Comcast Illinois System Audit ETC Canyons Colorado Pipeline Installation Project

Q1 2009 Summary Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures. Modest year-over-year revenue growth at 1.3%, including approximately $15.0 million in Q1 09 for restoration services related to hurricane damage

Selected Financial Information Modest year-over-year revenue growth including restoration work for hurricane damage Increase in cost of earned revenues reflects higher labor costs in relation to current operating levels and increased fuel costs Increase in G&A driven by higher professional fees related to information technology initiatives Increase in depreciation resulted from capital expenditures made during fiscal 2008 Increase in interest expense resulted from higher borrowings and costs associated with new $195 million three year Senior Credit Agreement

Financial Position New $195 million three year Senior Credit Agreement entered into during Q1 2009 to replace previous credit agreement Total debt, less cash balances, was up to $137.0 million as of October 25, 2008 compared to $131.3 million at July 26, 2008 In compliance with covenants of debt agreements as of October 25, 2008

Cash Flow and Capital Expenditures, net Cash flow from operations of $4.1 million for Q1 2009 including the payment of $8.6 million for a prior legal settlement Capital expenditures, net of disposals were $8.0 million Combined days sales outstanding on trade receivables and net unbilled revenues was up slightly to 69 days in Q1 09 from 68 days in Q4 08

Summary Challenging economic environment Solid customer relationships At the forefront of evolving industry opportunities Major participant in the rewiring of the nation's telecommunications infrastructure Encouraged by deployment of new technologies by cable operators Strong cash flows support working capital needs and capital investment

Outlook - Q2 2009 Outlook anticipates: U.S. economy in recession Seasonally normal weather G&A expenses, excluding non-cash compensation, lower on a sequential basis versus Q1 2009 reflecting cost reduction initiatives Consistent levels of depreciation and amortization during Q2 2009 versus Q1 2009 Reduced other income as fewer assets are expected to be sold Modest capital expenditures Significant free cash flow

Appendix: Regulation G Disclosure

1st Quarter Fiscal 2009 Results Presentation November 25, 2008 (r)